UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008
___________

CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

9950 Mayland Drive Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2008, the United States Bankruptcy Court for the Eastern District of Virginia, which has jurisdiction over the reorganization proceedings under Chapter 11 of the United States Bankruptcy Code for Circuit City Stores, Inc. (the “Company”) and each of its wholly-owned United States and Puerto Rican subsidiaries (collectively with the Company, the “Debtors”), entered on its docket an order (the “Order”) granting the motion of the Debtors to establish notification and hearing procedures for trading in the Company’s equity securities and to establish the notice and sell-down procedures for trading in claims against the bankruptcy estates of the Debtors.

The Order requires that the Debtors file a copy of the Order as an exhibit to a report on Form 8-K with the Securities and Exchange Commission.  A copy of the Order is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.  The summary set forth in this report is qualified by reference to such exhibit.

Access to documents filed with the Bankruptcy Court and other general information with respect to the Chapter 11 bankruptcy proceedings of the Debtors, including the Order, is available at www.kccllc.net/circuitcity.  Information contained on, or that can be accessed through, that web site shall not be deemed to be a part of or incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibit

Exhibit No.	Description
99.1	Order of the United States Bankruptcy Court Establishing Notice, Hearing and Sell-Down Procedures for Trading in Equity Securities and Claims Against the Debtors’ Estates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: November 19, 2008	By: /s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.           Description

99.1	Order of the United States Bankruptcy Court Establishing Notice, Hearing and Sell-Down Procedures for Trading in Equity Securities and Claims Against the Debtors’ Estates